                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                EnergySouth, Inc.
                (Name of Registrant as Specified In Its Charter)

                     EnergySouth, Inc. [Board of Directors]
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)    Proposed maximum aggregate value of transaction:

         5)    Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

               -----------------------------------------------------------

         2)    Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------

         3)    Filing Party:

               -----------------------------------------------------------

         4)    Date Filed:

               -----------------------------------------------------------

                                ENERGYSOUTH, INC.
                               2828 DAUPHIN STREET
                              MOBILE, ALABAMA 36606


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 25, 2002

To the Holders of Common Stock of
         ENERGYSOUTH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EnergySouth, Inc., an Alabama corporation ("EnergySouth" or the "Company"), will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 25, 2002, at 10:00 o'clock a.m., Central Standard Time, for the purpose of:

1. Electing five Directors of the Company, one to serve for a term expiring at the 2004 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified, and four to serve for terms expiring at the 2005 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

2. Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on December 17, 2001 as the record date for the determination of holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock at the close of business on December 17, 2001 will be entitled to vote at the meeting.

                                             By Order of the Board of Directors,
                                                    G. EDGAR DOWNING, JR.
                                                         Secretary
Mobile, Alabama
December 20, 2001



IMPORTANT: EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, NO MATTER HOW SMALL YOUR HOLDINGS, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. NO POSTAGE IS REQUIRED ON THE ENCLOSED PROXY IF MAILED WITHIN THE UNITED STATES. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

                                ENERGYSOUTH, INC.




                                 PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of EnergySouth, Inc. (the "Company") in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on January 25, 2002, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2001 are first being mailed to stockholders on or about December 20, 2001.

                             PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of EnergySouth, Inc. for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on January 25, 2002, at 10:00 o'clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.

All costs and expenses of soliciting proxies will be borne by the Company. The Company's costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.

                        VOTING SECURITIES; VOTE REQUIRED

As of December 17, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 4,950,711 shares of common stock, $.01 par value per share ("Common Stock"), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

The vote of a majority of the shares of Common Stock cast by the shares entitled to vote is required for the election of directors. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. All abstentions and broker non-votes will be counted towards the establishment of a quorum.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the number of Directors shall not be less than nine nor more than twelve, as determined from time to time by the Board of Directors. The Board has fixed the number of Directors at twelve. The Articles of Incorporation also provide that the Board of Directors shall be divided into three classes, with each class serving three-year terms which end in successive years. One-third of the Board of Directors is elected each year. The Articles of Incorporation of the Company do not provide for cumulative voting in the election of Directors.

Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the five nominees listed below. One nominee is to be elected to serve until the Annual Meeting of Stockholders in 2004 and until his successor has been duly elected and qualified, and four nominees are to be elected to serve until the Annual Meeting of Stockholders in 2005 and until their successors have been duly elected and qualified. Each of the nominees is a current director, Mr. Rouse having been elected by the Board of Directors to fill the vacancy created by the resignation of F.B. Muhlfeld, and Mr. Bell having been elected by the Board of Directors to fill the vacancy created by the death of William J. Hearin. Proxies cannot be voted for more than five persons. Should any nominee be unable or unwilling to accept election, which the Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.

The following information is a brief account of the business experience of each nominee and director during the past five years, and of Common Stock beneficially owned by each nominee and director as of December 1, 2001, based on information received from the respective nominees and directors.

                                                                                First               No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                     Became              Beneficially        Percent
Other Directorships                                                             a Director(1)       Owned (2)           of Class
NOMINEE TO SERVE UNTIL ANNUAL MEETING
OF STOCKHOLDERS IN 2004:

ROBERT H. ROUSE, 46, is a member of Helmsing, Leach,                                2001                  675(8)            *
Herlong, Newman & Rouse, P.C., Mobile, Alabama, a law firm.
He serves as a member of the Advisory Board of Whitney
National Bank (Mobile).

NOMINEES TO SERVE UNTIL ANNUAL MEETING
OF STOCKHOLDERS IN 2005:

WALTER A. BELL, 58, became Vice President, Corporate                                2001                1,350               *
Diversity, of the MONY Group, New York, New York, a financial services company, in 1999. He served as National Director, Emerging Markets, of the MONY Group
from 1995 to 1999.

GAYLORD C. LYON, 79, is President of Gaylord C. Lyon &                              1973               26,500(9)            *
Company,  Inc., a real estate appraisal and property management company, Mobile, Alabama. (3)(6)

                                                                                First               No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                     Became              Beneficially        Percent
Other Directorships                                                             a Director(1)       Owned (2)           of Class
HARRIS V. MORRISSETTE, 42, is President of Marshall                                2000                 1,000                *
Biscuit Co., Inc., Mobile, Alabama and Chairman of Azalea
Aviation, Inc., Mobile, Alabama. He serves as a member of
the Board of Directors of South Alabama Bancorporation,
Mobile, Alabama, and as a Director of Williamsburg
Investment Trust, Cincinnati, Ohio. (4)(5)(6)

E. B. PEEBLES, JR., 83, retired in December, 1984 as                               1978                22,917(10)            *
Chairman of Ryan-Walsh Stevedoring Company, Inc., Mobile,
Alabama, and Senior Vice President of Dravo Corporation,
Pittsburgh, Pennsylvania.  He serves as Chairman Emeritus of
Mobile Arts and Sports Association and Senior Bowl
Committee, Mobile, Alabama. (3)(5)

DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2003:

JOHN C. HOPE, III, 52, became Executive Vice President                             1993                 6,500                *
of Whitney National Bank, in January of 1998.  He previously served as Chairman and Chief Executive Officer of Whitney
Bank of Alabama from November, 1994.  He serves as
Chairman of the Board of the Company.  He serves as a
member of the Board of Directors of Infirmary Health Systems,
Inc., Mobile, Alabama. (3)(4)(5)

JUDY A. MARSTON, 58,  is the owner of Judy Marston &                               2000                   200                *
Associates, Mobile, Alabama, a business consulting firm. (5)(7)

S. FELTON MITCHELL, JR., 57, is President of S. Felton                             1993                 8,733(11)            *
Mitchell, Jr., P.C., Mobile, Alabama, a law practice, and sole proprietor of S. Felton Mitchell, Jr., CPA, Mobile, Alabama, an accounting practice.  He is President of The Vibroplex(R)
Co., Inc., Mobile, Alabama, a manufacturer of amateur radio
equipment.  (3)(4)(7)

THOMAS B. VAN ANTWERP, 51, became President of Legal                               1993               485,382(12)         9.80%
Professional Staffing, Inc., Atlanta, Georgia, in July of 1997.  He
previously served as Sales and Marketing  Director of Georgia
Press Association, Atlanta, Georgia, from May 1996; and as Zoned
Group Advertising Manager, Syracuse Newspapers, Syracuse,
New York, from February 1, 1993.  He serves as a member of the
Board of Directors of Merchants & Marine Bank,  Pascagoula,
Mississippi.  (5)(6)(7)

                                                                                First               No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                     Became              Beneficially        Percent
Other Directorships                                                             a Director(1)       Owned (2)           of Class
DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2004:

JOHN S. DAVIS, 59, has served as President and Chief Executive                      1995              80,095(13)           1.60%
Officer of the Company since its formation in February, 1998, and as President and Chief Executive Officer of Mobile Gas Service
Corporation since January, 1995.  He serves as a member of the
Board of Directors of Infirmary Health Systems, Inc., Mobile,
Alabama. He is also a member of the South Area Board of
Directors of AmSouth Bank, Mobile, Alabama. (3) (6) (7)

WALTER L. HOVELL, 73, retired in 1995 as President                                  1975              57,119(14)           1.15%
and Chief Executive Officer of Mobile Gas Service Corporation.
He serves as Vice Chairman of the Board of the Company.  (3)(4)(7)

G. MONTGOMERY MITCHELL, 73, retired in 1993 as Senior                               1993               6,000(15)              *
Vice President and Director of Stone & Webster Management
Consultants, Inc., Houston, Texas.  He serves as a Director of
Energy West, Inc., Great Falls, Montana. (4)(6)

------------------
*        Less than one percent.

(1)      Each director has served continuously since the dates indicated.

(2) Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned.

(3)      Member of Executive Committee.

(4)      Member of Audit Committee.

(5)      Member of Compensation and Planning Committee.

(6)      Member of Risk Management Committee.

(7)      Member of Retirement Committee.

(8) Includes 300 shares held in two accounts by Mr. Rouse as custodian for two children under the Alabama Uniform Gifts to Minors Act, as to which he has voting and dispositive power.

(9)      Includes 5,662 shares owned by Mr. Lyon's spouse.

(10) Includes 3,000 shares owned by Mr. Peebles' spouse as to which he disclaims beneficial ownership.

(11) Includes 660 shares owned by Mr. Mitchell's spouse as to which he disclaims beneficial ownership and 1,370 shares owned jointly with his mother with whom he shares voting and dispositive power.

(12)     Includes 244,381 shares held by the Executors of the Estate of William
         J. Hearin, Jr. (the "Estate"), as to which Mr. Van Antwerp shares voting and dispositive power as a co-executor of the Estate with Emily Staples Hearin, Ann B. Hearin and Luis M. Williams, each of whom is also a co-executor of the Estate; 67,500 shares owned by The Hearin/Chandler Foundation, of which Williams is the trustee and with whom Mr. Van Antwerp shares voting power; and 48,624 shares owned by Emily Staples Hearin, 69,724 shares owned by Ann Hearin, 42,698 shares owned by Louise Hearin, and 7,536 shares owned by Mr. Williams, as to which Mr. Van Antwerp shares voting power. Also includes 634 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(13) Includes 1,887 shares held in Employees' 401(k) Plan and 52,500 shares subject to options exercisable within 60 days.

(14) Includes 24,501 shares owned by Mr. Hovell's spouse as to which he disclaims beneficial ownership, and 11,914 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(15) Includes 4,000 shares owned jointly with Mr. Mitchell's spouse with whom he shares voting and dispositive power and 2,000 shares held in his Individual Retirement Account, over which shares he has sole voting power.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Compensation, Committees and Attendance. The directors of the Company currently also serve as directors of Mobile Gas Service Corporation ("Mobile Gas"), and receive no separate compensation for their services in such capacity. The Board of Directors had five meetings during the last fiscal year. Quarterly fees paid to non-employee members of the Board of Directors are $3,750 per quarter. Directors also receive $1,000 per Board meeting attended. The maximum aggregate of fees payable to any director for service on the Board of Directors and its committees is $20,000 per fiscal year. Directors who are also employees of Mobile Gas do not receive fees for service on the Board of Directors or its committees. Pursuant to the Amended and Restated Non-Employee Directors Deferred Fee Plan, directors may make an advance election to defer director's fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. Messrs. Hope, Hovell, G. Montgomery Mitchell, S. Felton Mitchell, Jr., Rouse and Van Antwerp elected to defer a portion of director's fees payable to them during fiscal year 2001. Mobile Gas is conducting a program with certain of its directors and officers which seeks to determine the feasibility of operating a new generation of gas air conditioning technology either exclusively or in combination with a gas driven electric generating unit in the Gulf Coast environment. Pursuant to the program, the equipment is placed in the home of the participant and is periodically tested and evaluated. The equipment remains the property of Mobile Gas and is to be returned at the end of the program if not earlier recalled. Messrs. Peebles and S. Felton Mitchell, Jr. participate in the program. The Company estimates that the aggregate incremental cost of such equipment provided to Messrs. Peebles and Mitchell in fiscal year 2001 was approximately $2,845, and $1,008, respectively.

There are five standing committees of the Board, which are the Executive Committee, Audit Committee, Compensation and Planning Committee, Risk Management Committee and Retirement Committee. The Company does not have a nominating committee.

The Executive Committee, which did not meet during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company and applicable law. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

The Audit Committee, which met five times during the last fiscal year, recommends to the Board the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations and advises the Board with respect thereto. The Company's independent public accountants have free access to the Audit Committee and meet with the committee with and without management present. Members of the Audit Committee are all non-employee directors.

The Compensation and Planning Committee, which met four times during the last fiscal year, reviews and makes recommendations to the Board on establishing salaries and other compensation for the officers of the Company and its subsidiaries. Members of the Compensation and Planning Committee are all non-employee directors.

The Risk Management Committee, which met once during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.

The Retirement Committee, which met five times during the last fiscal year, is responsible for the general administration of the Employee Savings Plan and the Voluntary Employees' Beneficiary Association Plans, as well as the Retirement Plan.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each Director and $100,000 for the spouse of each director. Premium cost for the fiscal year for such coverage was $3,206 for all directors not serving as officers. The Company is not designated as the beneficiary under the policy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year, except that Messrs. S. Felton Mitchell, Jr., Charles P. Huffman and W.G. Coffeen, III, each filed one day late Form 5 reports; and Robert A. Headrick, Jr. filed late on Form 3 an initial report of beneficial ownership. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2001, information concerning
(i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of such common stock, and (ii) beneficial ownership of such common stock by all directors and executive officers of the Company and Mobile Gas as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned.

Name and Address                        Amount Beneficially Owned              Percent of Class
----------------                        -------------------------              ----------------
Thomas B. Van Antwerp                          485,382 (1)                          9.8%
Suite 1295
Two Ravina Drive
Atlanta, GA 30346

All directors and executive                    799,401 (1)(2)                      15.73%
officers as a group (17 persons)

(1)      Includes 244,381 shares held by the Executors of the Estate of William
         J. Hearin, Jr. (the "Estate"), as to which Mr. Van Antwerp shares voting and dispositive power as a co-executor of the Estate with Emily Staples Hearin, Ann B. Hearin and Luis M. Williams, each of whom is also a co-executor of the Estate; 67,500 shares owned by The Hearin/Chandler Foundation, of which Williams is the trustee and with whom Mr. Van Antwerp shares voting power; and 48,624 shares owned by Emily Staples Hearin, 69,724 shares owned by Ann Hearin, 42,698 shares owned by Louise Hearin, and 7,536 shares owned by Mr. Williams, as to which Mr. Van Antwerp shares voting power. Also includes 634 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power. By virtue of the aggregation of the 244,381 shares held for the Estate and deemed to be beneficially owned by each of the co-executors of the Estate with shares owned by them, Emily Staples Hearin, Ann B. Hearin and Luis Williams may be deemed to beneficially own 292,895 shares (5.9%), 313,995 shares (6.3%) and 319,307 shares (6.4%), respectively.

(2) Includes 35,798 shares owned by spouses of officers and directors, 10,577 shares owned jointly by officers and directors and their respective spouses, 12,094 shares credited to officers' accounts in the Employees' 401(k) Plan, and 130,300 shares subject to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

The following table contains information with respect to compensation paid or set aside by the Company and its subsidiaries for services in all capacities during fiscal years 1999, 2000 and 2001 to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company and its subsidiaries, other than Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for fiscal year 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG TERM
                                                                                                         COMPENSATION
                                                                        ANNUAL COMPENSATION                 AWARDS
                                                       ---------------------------------------------     -------------

                                                                                         OTHER            SECURITIES
                                                        SALARY         BONUS             ANNUAL           UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR          ($)            ($)          COMPENSATION ($)     OPTIONS(#)
---------------------------                ----        --------      ----------      ----------------    ------------
John S. Davis                              2001        277,250             --         10,668(1)(6)
President and Chief Executive              2000        253,833         50,800          9,632(1)(6)         15,000
Officer                                    1999        241,000         61,000          9,055(1)(6)

W. G. Coffeen, III                         2001        160,910             --          4,554(2)(6)
Senior Vice President, Operations          2000        143,667         21,000          4,377(2)(6)          7,500
and Marketing                              1999        135,833         24,500          4,210(2)(6)

Charles P. Huffman                         2001        146,524             --          4,497(3)(6)
Senior Vice President and Chief            2000        131,833         19,000          4,094(3)(6)          7,500
Financial Officer                          1999        125,000         20,500          3,886(3)(6)

Gerald S. Keen                             2001        145,167             --          4,129(4)(6)
President of MGS Storage                   2000        140,000         16,000          4,339(4)(6)          5,000
Services, Inc., the general partner        1999        134,333         21,900          4,134(4)(6)
of Bay Gas Storage Company, Ltd.

A. H. Tenhundfeld, Jr                      2001        134,167             --          4,164(5)(6)
Vice President, Marketing of               2000        129,333         16,000          4,019(5)(6)          5,000
Mobile Gas                                 1999        125,000         17,500          3,886(5)(6)

(1) Includes $5,984, $5,195 and $4,891 contributed to Mr. Davis' account in the Employees' 401(k) Plan for the 2001, 2000 and 1999 fiscal years, respectively, and $4,545, $4,298, $4,028 paid to Mr. Davis in 2001, 2000 and 1999, respectively, pursuant to incentive units granted under the Company's 1992 Incentive Plan.

(2) Includes $4,415, $4,238 and $4,074 contributed to Mr. Coffeen's account in the Employees' 401(k) Plan for the 2001, 2000 and 1999 fiscal years, respectively.

(3) Includes $4,358, $3,955 and $3,750 contributed to Mr. Huffman's account in the Employees' 401(k) Plan in the 2001, 2000 and 1999 fiscal years, respectively.

(4) Includes $3,990, $4,200 and $3,998 contributed to Mr. Keen's account in the Employees' 401(k) Plan for the 2001, 2000 and 1999 fiscal years, respectively.

(5) Includes $4,025, $3,880 and $3,750 contributed to Mr. Tenhundfeld's account in the Employees' 401(k) Plan in the 2001, 2000 and 1999 fiscal years, respectively.

(6) Includes insurance premiums for each officer of $139 in 2001, $139 in 2000 and $136 in 1999.

No options were granted during the fiscal year ended September 30, 2001 to any of the executive officers listed in the Summary Compensation Table. The following table and notes provide information on options exercised during the last fiscal year and the value at September 30, 2001 of unexercised options held by the executive officers listed in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 2001 FISCAL YEAR-END OPTION VALUES

                                    Shares                            Number of Securities         Value of Unexercised
                                    Acquired on      Value            Underlying Unexercised       In-the- Money Options
                                    Exercise (#)     Realized(1)      Options at 9/30/01 (#)       at 9/30/01 ($)(2)
                                    --------         --------         ----------------------       ---------------------

         Name and Position                                          Exercisable/Unexercisable    Exercisable/Unexercisable
         -----------------                                          -------------------------    -------------------------

         John S. Davis                   --               --            48,750 / 11,250             $353,906 / $26,719

         W.G. Coffeen, III               --               --            24,375 / 5,625              $176,953 / $13,359

         Gerald S. Keen                 700           $4,842            23,050 / 3,750              $170,102 / $8,906

         Charles P. Huffman              --               --            24,375 / 5,625              $176,953 / $13,359

         A. H. Tenhundfeld, Jr.       1,500          $11,125            17,400 / 3,750              $126,785 / $8,906

(1) Calculation based on the closing price of Common Stock on the exercise date.

(2) The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $21.75 closing price of Common Stock on the last trading day of the fiscal year.

Employees' Retirement Plan. The Employees' Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual's service, but if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.

The full cost of the Plan is paid by the Company. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit under the Plan, based on current remuneration and assuming retirement at age 65, of Mr. Davis, Mr. Coffeen, Mr. Keen, Mr. Huffman and Mr. Tenhundfeld are $58,400, $77,881, $40,750, $78,782 and $50,577, respectively. Years of service now credited under the Plan for Mr. Davis, Mr. Coffeen, Mr. Keen, Mr. Huffman and Mr. Tenhundfeld are 6 (subject to the provisions of the Deferred Compensation Agreement with Mr. Davis described below), 14, 11, 21 and 6 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.

Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established by Mobile Gas on September 1, 1988.

Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 15% of their base salary in the plan. Employee contributions vest immediately and can be allocated among a money market fund, bond funds, or equity funds, as directed by the employee. The Company makes a contribution, equal to 50% of an employee's contribution, but not more than 3% of the employee's base salary. Company contributions are invested in Common Stock and are vested at 20% for each of the first five years of an employee's service. A participant's account will be distributed following termination of employment. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 2001, 2000 and 1999 fiscal years for each of the executive officers are included in the Summary Compensation Table above.

Agreements with Mr. Davis. As of January 26, 1996 Mobile Gas entered into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by Mobile Gas (the "Deferred Compensation Agreement"). The Deferred Compensation Agreement provides for benefits to be paid to Mr. Davis upon retirement, in such amount as would, taken together with amounts payable under the Employees' Retirement Plan, equal that which would have been payable to Mr. Davis upon retirement with the greater of 20 years or his actual years of service with Mobile Gas. The Deferred Compensation Agreement also provides for a benefit payable if Mr. Davis terminates employment with Mobile Gas for any reason prior to age 65. The severance benefit would be equal to two-thirds of the monthly benefit which would have been paid to Mr. Davis under the Employees' Retirement Plan if he had retired on his 65th birthday, but based on Mr. Davis' actual employment history with Mobile Gas as of the date his employment ceases.

On December 10, 1999, the Company entered into an unfunded Supplemental Deferred Compensation Agreement (the "Supplemental Agreement") with Mr. Davis. Under the Supplemental Agreement, the Company will pay a benefit to Mr. Davis equal the difference between: (a) the benefit that would have been payable to Mr. Davis under the Employee's Retirement Plan, as supplemented by the Deferred Compensation Agreement, but for (i) the limit on compensation that can be taken into account in calculating benefits payable thereunder pursuant to Section 401(a)(17) of the Internal Revenue Code, as amended (the "Code"), and (ii) the limit on the benefits that may be paid thereunder pursuant to Section 415 of the Code; and (b) the benefit that is payable to Mr. Davis under the Employees' Retirement Plan, as supplemented by the Deferred Compensation Agreement. The Supplemental Agreement provides that the benefit paid to Mr. Davis thereunder shall be paid in the same form and manner as the benefit paid under the Deferred Compensation Agreement, provided, however, that the Company may in its discretion accelerate the payments due under the Supplemental Agreement. The Supplemental Agreement further provides that the amounts payable thereunder are a general unsecured obligation of the Company. The Company estimates that the annual amount payable to Mr. Davis under the Supplemental Agreement and the Deferred Compensation Agreement, based upon Mr. Davis' current remuneration and the formula for calculating benefits under the Employees' Retirement Plan and assuming retirement at age 65, would be $83,758.

Change of Control Agreements. On December 10, 1999 the Company entered into Change of Control Agreements with Messrs. Davis, Coffeen, Huffman, Keen, and Tenhundfeld, as well as one other officer of the Company not named in the Summary Compensation Table. Generally, such agreements provide that if, within twenty-four months following the change in control of the Company (as defined in the agreements), the officer's employment is terminated in a qualified termination, then the Company shall make a lump-sum payment to the officer equal to a specified percentage of the officer's "compensation," defined as the officer's annualized base salary in effect immediately prior to the change in control, plus the higher of (a) the annual bonus awarded the officer pursuant to the Company's Officer's Incentive Compensation Plan ("Bonus") with respect to the fiscal year immediately preceding the fiscal year in which the change in control occurs or (b) the average of the Bonus awards to the officer with respect to the three fiscal years immediately preceding the fiscal year in which the change in control occurs. For purposes of establishing the applicable percentage, the Company has established a two-tier structure in which tier-one officers receive 297% of such compensation, and tier-two officers receive 200% of such compensation, and has designated Mr. Davis as a tier-one officer and the remainder of the officers with whom the Company has entered into change of control agreements as tier-two officers. The agreements also provide for continuation of certain insurance and other employee benefits for a period of twenty-four months following a qualified termination of employment. For purposes of the agreements, (i) the term "qualified termination" means a termination other than for cause, by the officer for good reason or by written agreement to such effect between the officer and the Company, (ii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iii) the term "good reason" generally means a reduction in the officer's position, duties, responsibilities, status, compensation or benefits.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each officer and $100,000 for the spouse of each officer. Mobile Gas is not designated as the beneficiary under the policy. Premium cost for such insurance for each of each of the executive officers named therein is included in the Summary Compensation Table above.

Other Compensation. The Company provides certain equipment, facilities and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as automobiles and club memberships. The Summary Compensation Table does not include the value of such equipment, facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.

                   COMPENSATION AND PLANNING COMMITTEE REPORT

The Compensation and Planning Committee of the Company's Board of Directors is currently comprised of five outside directors: Mr. Hope, Ms. Marston, Mr. Morrissette, Mr. Peebles and Mr. Van Antwerp. Based upon recommendations of the Chief Executive Officer with respect to executive officers other than himself, the Committee reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the Company and its subsidiaries. Decisions by the Committee with respect to compensation of executive officers of the Company and its subsidiaries, including the Chief Executive Officer of the Company, are reviewed and approved by the Board. The Committee is continuing to implement its compensation philosophy, which is intended to change the Company's historical emphasis on base salary as the primary basis of executive compensation. The Committee's compensation philosophy includes the following five principles:

1. Objectives: The Company's two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.

2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

     o Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and a secondary consideration being internal equity concerns.

     o Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

     o Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

     o Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.

3. Leverage: Annual and long-term incentives are to have significant upside and downside variability so as to create a strong relationship between the level of total executive compensation and the level of performance achieved.

4. Basis for measurements: Annual and incentive plans are to emphasize teamwork, and are to be based primarily on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between stockholder and customer interests, and between financial and operational goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of Common Stock.

5. Stock ownership: The executive compensation program is intended to facilitate senior executives acquiring an equity stake in the Company, to increase the alignment between executive interests and stockholders.

Determination of annual base salary and incentive compensation for each of the Company's executive officers, including Mr. Davis, are made in accordance with the foregoing criteria, with salary amounts and cash incentive targets and awards being recommended by the Chief Executive Officer with respect to other executive officers, and the salary and cash incentive targets and awards for the Chief Executive Officer being determined by the Committee.

Consistent with the foregoing compensation philosophy, long-term incentives in the form of stock options were granted in fiscal year 1995 under the Mobile Gas Service Corporation 1992 Stock Option Plan (the "Stock Option Plan") and awards were also made under the Mobile Gas Service Corporation Incentive Compensation Plan (the "1992 Incentive Plan"), each of which was assumed by the Company in 1998. All incentive units which had been awarded, other than 3,000 units awarded to Mr. Davis, have been surrendered; payments to Mr. Davis under the 1992 Incentive Plan are included under the "Other Annual Compensation" column in the Summary Compensation Table above. Additional grants of stock options were made in 2000.

It is the Committee's current intention that no further awards will be made under the 1992 Incentive Plan, and that incentive awards will continue to be made under the Company's Officers Incentive Compensation Plan which became effective as of the fiscal year beginning October 1, 1996 (the "Officers Incentive Plan"). Under the Officers Incentive Plan, cash incentive awards to Company officers, computed as a percentage of base salary, are made by the Committee based on three performance measures (the first two being referred to as "Company Objectives" and the third being referred to as "Personal Objectives"):

     o The Company's Return on Common Equity ("ROE"), compared to the ROE of a group of peer companies;

     o The Company's earnings per share ("EPS") compared to a target EPS goal established by the Committee; and

     o Specific individual personal performance objectives to be established annually for each participant in the Officers Incentive Plan.

The Officers Incentive Plan provides for a target award level for the President and Chief Executive Officer of the Company at a specified percentage of base salary, and for other officers of the Company at a lesser percentage. The Officers Incentive Plan also provides for relative weighting of the three performance objectives at specified percentages for the President and Chief Executive Officer, with different specified percentages for all other officers. The relative weighting of performance objectives for the President and Chief Executive Officer places more emphasis on the Company Objectives, while the relative weighting for other officers places equal emphasis on attainment of Personal Objectives and Company Objectives. Personal Objectives for the President and Chief Executive Officer for the 2001 fiscal year were generally parallel to the Company Objectives. Depending on the degree to which Company Objectives and Personal Objectives are attained or exceeded, awards may range from 50% to 150% of the target award level. Because the EPS performance objective set by the Committee as a threshold for awards was not met for fiscal 2001, no incentive awards were made.

John C. Hope, III
Judy A. Marston
Harris V. Morrissette
E. B. Peebles, Jr.
Thomas B. Van Antwerp
Members, Compensation and Planning Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. Hope, who is a member of the Compensation and Planning Committee, serves as Chairman of the Board of the Company, but receives no compensation for such service.

                             AUDIT COMMITTEE REPORT

Each member of the Company's Audit Committee meets the independence requirements set by the National Association of Securities Dealers. The Committee members reviewed and discussed the Company's audited financial statements for the fiscal year ending September 30, 2001 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, Deloitte & Touche LLP. The Committee received the written disclosures and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants their independence. Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a written charter to govern the Audit Committee. A copy of the Company's Audit Committee Charter, as amended through October 19, 2001, is included as Appendix A to this proxy statement.

John C. Hope, III
Walter L. Hovell
G. Montgomery Mitchell
S. Felton Mitchell
Harris V. Morrissette
Members, Audit Committee

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has served as independent public accountants to audit the Company's financial statements for the past fifteen years and they have been selected by the Board of Directors to continue in such capacity as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES. Deloitte & Touche LLP billed the Company aggregate fees totaling $104,500 for professional services rendered for the audit of the Company's annual financial statements for fiscal 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP did not perform any financial information systems design or implementation services for the Company in 2001.

ALL OTHER FEES. The aggregate fees for all services rendered by Deloitte & Touche LLP to the Company for fiscal 2001, other than those described in the two immediately preceding paragraphs, totaled $22,800. The Audit Committee of Board of Directors has considered whether the provision by Deloitte & Touche LLP of the services covered by the fees other than the audit fees is compatible with maintaining Deloitte & Touche LLP's independence and believes that it is compatible.

                    ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH

The following graph compares the value of $100 invested on October 1, 1996 in Mobile Gas common stock, the Media General Gas Utilities Industry Group Index (the "MG Group"), and the Russell 2000 Index, assuming reinvestment of dividends. Results after February 2, 1998 reflect the 3-for-2 conversion of Mobile Gas common stock into Common Stock on that date. The Media General Gas Index, published as Industry Group Index No. 912 by Media General Financial Services of Richmond, Virginia, consists of 31 gas utilities including the Company.

Fiscal Year Ending         1996      1997      1998       1999      2000      2001
------------------         ----      ----      ----       ----      ----      ----
ENERGYSOUTH, INC.          100      154.62    136.83     147.19    145.76    164.27
MG Group Index             100      131.11    135.77     142.53    186.44    186.71
Russell 2000 Index         100      133.16    107.84     126.77    154.36    154.36

                              STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission ("SEC"). In order to be included in EnergySouth's proxy statement and form of proxy relating to its 2003 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC ("Rule 14a-8"), proposals from stockholders to be presented at the 2003 Annual Meeting must be received by the Secretary of EnergySouth no later than August 15, 2002. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is October 29, 2002. If notice of such a shareholder proposal is received by the Company after October 29, 2002, then the Company's proxy for the 2003 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2003 Annual Meeting.


                                 OTHER PROPOSALS

As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

                             -----------------------


Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

                                                           ENERGYSOUTH, INC.
                                                        By G. EDGAR DOWNING, JR.
                                                               Secretary
Mobile, Alabama
Dated December 20, 2001

                                   APPENDIX A

                                ENERGYSOUTH, INC.
                             AUDIT COMMITTEE CHARTER

PREAMBLE:

         The very integrity of reporting to EnergySouth's Shareholders and the securities markets rests on the integrity of the Company's financial reporting system. The Blue Ribbon Committee's Report on Improving the Effectiveness of Corporate Audit Committees ("the Blue Ribbon Report", commissioned by the NYSE and NASD) which was issued in February 1999 offers recommendations that are both thoughtful and practical for the function of an effective audit committee. The Audit Committee and full Board of Directors of EnergySouth supports the Report's recommendations and goals. "Good" corporate governance means that structures and processes are in place to ensure that directors have the ability to objectively and effectively assess management and corporate performance. EnergySouth's Audit Committee is the key to fulfilling EnergySouth's Board of Director's oversight function, and will ensure that significant issues are carried to the full Board.

         The Audit Committee is not to duplicate the work of internal and independent auditors, rather, its role is that of oversight. The Audit Committee will serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, review and appraise the audit efforts of the Company's independent accountants and internal audit department, and provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

ORGANIZATION:

         The Audit Committee of the Board of Directors of the Company was established by the action of the Board. Only independent directors (which shall be at least three in number) will serve as members of the Audit Committee. An independent director is free of any relationship that could influence his or her judgment as a Committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is any doubt about independence, the director will recuse himself or herself from any decisions that might be influenced by that relationship. All members of the Committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

FUNCTION:

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, internal controls, financial reporting practices, quality and integrity of financial reports, legal compliance and business ethics.

GENERAL RESPONSIBILITIES:

         The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls as well as the financial aspects of the Company's benefit plans. The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside accountants and the adequacy of disclosure to shareholders and to the public.

         The Audit Committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

         The Audit Committee will inquire of both management and the independent public accountant about significant accounting issues and contingencies and will review with management the processes used to assure compliance by the Company with all applicable laws, regulations and Company policy.

         The Audit Committee will meet with the internal auditor, the independent accountant and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the audit Committee.

         The Committee must meet on a regular basis, at least four times each year, more frequently if circumstances make that preferable. The Audit Committee chairman will call a Committee meeting whenever he or she thinks there is a need. The Committee will maintain minutes or other records of meetings and activities of the Audit Committee, and must report Committee actions, with appropriate recommendations, through its Chairman, to the Board of Directors following the meetings of the Audit Committee.

         The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Board of Directors may request the Audit Committee to investigate any activity of the Company. All employees are directed to cooperate as requested by members of the Committee. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

         The Committee will do whatever else the law, the Company's charter or bylaws or the board of directors requires.

         The Audit Committee will prepare letters or statements for inclusion in the annual report and proxy, as required by the SEC and NASD, that describes the Committee's composition and responsibilities and how the responsibilities were fulfilled.

         The Audit Committee will review the annual report to shareholders prior to its public release.

         The Audit Committee will review audit and control procedures proposed to be implemented for any new significant business ventures of the Company, which are out of the ordinary course of the Company's business.

         The Audit Committee shall be responsible for the oversight of the Company's Code of Conduct.

         The Audit Committee will review and update the Committee's charter annually.

         RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING THE INTERNAL AUDITOR:

         The Audit Committee will select the independent accountants for company audits. The Committee's selection is subject to approval by the full board of directors. The Audit Committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

         The Audit Committee will review and have concurrence with the appointment, replacement, reassignment or dismissal of the internal auditor.

         The Audit Committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of consulting and non-audit services provided by the independent accountant and the fees paid for them.

         The Audit Committee will consider results of the independent accountants' last peer review, litigation status, and disciplinary actions, if any.

         The Audit Committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

         The Audit Committee will consider, in consultation with the director of internal auditing, the audit scope and procedural plans made by the internal auditors.

         The Audit Committee will discuss with management and the independent accountant if either thinks there might be a need to engage additional auditors. The Audit Committee will decide, subject to approval by the Board of Directors, whether to engage an additional firm and, if so, which one.

         The Audit Committee will direct that the director of internal auditing and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

         The Audit Committee will review with the independent accountant and the internal auditor the adequacy of the company's internal controls, including computerized information system controls and security and any significant findings and recommendations made by the independent accountant or internal auditor, together with management's responses to them.

         The Committee will discuss with management and the independent accountant the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims; and how such matters affect the Company's financial statements.

         The Audit Committee will evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data and information. Also, the Audit Committee will elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs. The Committee will inquire of the independent accountants, whether there have been any disagreements with management, which if not satisfactorily resolved, would have caused them to issue a non-standard report on the company's financial statements.

         As soon as possible after the annual examination is completed, the Audit Committee will review with management and the independent accountant the company's annual financial statements and related footnotes; the independent accountant's audit of and report on the financial statements; the auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures; how aggressive or conservative the accounting principles and underlying estimates are; and any other matters regarding audit procedures or findings that Generally Accepted Auditing Standards requires the auditors to discuss with the Committee.

         The Audit Committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues.

RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

         The Audit Committee will consider and review with management and the internal auditor any significant findings during the year and management's responses to them. The Committee will consider and review any difficulties the internal auditor encountered while conducting his or her audits, including any restrictions on the scope of work or access to required information. The Committee will also consider and review with management and the internal auditor the internal auditing department's budget and staffing.

         The Audit Committee will consider and review with management, the director of internal auditing and the independent accountant significant risks and exposures which may require public disclosure and management's steps to minimize them.

         The Audit Committee will assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect weaknesses in internal controls.

         The Audit Committee will review policies and procedures covering officers' expense accounts, including use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant. The Committee shall oversee any investigation requested by the Board into the improper use of the assets of the Company.

         The Audit Committee will consider and review any changes to the planned scope of the internal audit plan that the Committee thinks advisable. The Committee will review whether the internal auditor has complied with the Institute of Internal Auditing's Standards for the Professional Practice of Internal Auditing.

         The Committee will review, with the advice of the independent auditors, the impact of recent and prospective opinions of the Financial Accounting Standards Board and SEC on the Company's financial statements.

         The Committee will review and discuss with management and the independent public accountant the annual filings with the SEC and other published documents containing the Company's annual financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

         The Audit Committee or its Chairman will review the interim financial reports with management, the independent accountant and the internal auditor before those interim reports are released to the public or filed with the SEC or other regulators.

                                      PROXY

                                ENERGYSOUTH, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 25, 2002


         The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of EnergySouth, Inc. (the "Company") to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 25, 2002, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

[X] Please mark votes as in this example.

IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1.

1.       ELECTION OF DIRECTORS (the Board of Directors favors a vote "FOR"):

         For a term expiring 2004: (01) Robert H. Rouse

         For a term expiring 2005: (02) Walter A. Bell, (03) Gaylord C. Lyon,
                                   (04) Harris V. Morrissette, and (05) E.B. Peebles, Jr.

         [ ] FOR ALL NOMINEES


         [ ] WITHHELD FROM ALL NOMINEES


         --------------------------------------------------------------------------------
         [ ] For all nominees except as noted above


2. In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. The proxies, or either one of them, are authorized, in their or his discretion to vote the shares of the undersigned stockholder represented by this Proxy in favor of an adjournment or adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.

Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.

Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.




---------------------------------       ------------------      ---------------------------------        ------------------
Stockholder Signature(s)                Date                    Stockholder Signature(s)                 Date